File Nos. 333-288436 and 811-22172

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Altegris/AACA Opportunistic Real Estate Fund

IMPORTANT INFORMATION BELOW - PLEASE READ!

August 27, 2025

Dear Shareholder,

I am writing to request your assistance as a valued shareholder of the Altegris/AACA Opportunistic Real Estate Fund (the “Fund” or the “Target Fund”). Enclosed you will find a proxy statement with information about the upcoming Special Meeting of Shareholders of the Fund in which shareholders are being asked to vote on the following proposal:

1.	To approve an Agreement and Plan of Reorganization (the “Plan”) providing for:

(i)	the acquisition of the assets and assumption of the liabilities of the Target Fund by the LDR Real Estate Value-Opportunity Fund (the “Acquiring Fund”) in exchange for shares of the Acquiring Fund of equal value to the net assets of the Target Fund;

(ii)	the pro rata distribution of such shares to the shareholders of the Target Fund; and

(iii)	the complete liquidation and dissolution of the Target Fund, all upon the terms and conditions set forth in the Plan.

If the proposal is approved, shareholders of the Target Fund will now become shareholders of the Acquiring Fund, which has similar investment objectives and principal investment strategies. The number of shares you will receive of the Acquiring Fund will have the same aggregate net asset value as the shares of the Target Fund you hold at the time of the reorganization. Additionally, American Assets Capital Advisers, LLC (“AACA”), the current sub-adviser to the Target Fund, will be retained as sub-adviser to the Acquiring Fund following the reorganization.

Potential Benefits of the Reorganization Include:

•	Lower management fees
•	Lower operating expenses
•	Potential for economies of scale and lower expenses over time by combining the two funds’ assets
•	Potential operational efficiencies
•	The Acquiring Fund’s investment performance has been better than that of the Target Fund

We ask that you vote today via one of the below easy methods:

1)    Internet, by entering the link and control number found on the enclosed proxy card.

2)    Phone, by calling the toll-free number on the enclosed proxy card.

3)    Mail, by signing and returning the proxy card in the enclosed pre-paid envelope.

The Board UNANIMOUSLY recommends that shareholders vote “For” the Proposal

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at: (877) 285-5590 or by email at: Altegris@okapipartners.com.